EXHIBIT 3.1

                          AMERNDED AND RESTATED CHARTER
                                       OF
                              CFB BANCSHARES, INC.

     Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, Tennessee Code Annotated, the undersigned Corporation hereby adopts the following Amended and Restated Charter:

1.   The name of the Corporation is CFB Bancshares, Inc.

2. Authorized Shares. The total number of shares of common stock that the Corporation shall have authority to issue is five million (5,000,000), $1.00 par value (the "Common Stock"). Shareholders shall have preemptive rights to purchase any shares of the Corporation hereafter issued or any securities exchangeable for or convertible into such shares. Such preemptive rights shall be exercised within thirty (30) days of receiving notice from the Corporation of the right to purchase such shares or securities.

3. (a) The complete address of the Corporation's initial registered office in Tennessee is as follows:

                                1015 Main Street
                    Wartburg, Morgan County, Tennessee 37887

     (b) The name of the initial registered agent, to be located at the address listed in 3(a), is Billy M. Rice.

4.   The complete address of the Corporation's principal office is as follows:

                                1015 Main Street
                    Wartburg, Morgan County, Tennessee 37887

5.   The Corporation is for profit.

6. The purpose for which the Corporation is organized is to engage in any business that is lawful under the laws of the State of Tennessee.

7. The Corporation shall have the power to do all things necessary or convenient to carry out its business affairs in accordance with the laws of the State of Tennessee.

8. Directors shall not have personal liability to the Corporation or the Corporation's shareholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for any breach of a director's duty of loyalty to the Corporation or its shareholders or for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or unlawful distributions. Notwithstanding any other provision of this Paragraph 9, the Corporation's indemnification and payment obligations under this Paragraph 9 are subject to applicable federal and state law.

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9.   Each director,  officer,  and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law, subject to applicable federal law.

10.  Notwithstanding  anything  contained  in this Charter or the By-Laws of the
     Corporation:

     a. Beneficial Ownership Limitation. No person shall make a control share acquisition by directly or indirectly offering to acquire, or acquiring the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Corporation. In the event a control share acquisition is made in violation of this Paragraph 10, all stock beneficially owned by any person in excess of ten percent (10%) shall be considered "excess stock" and shall not be counted as stock entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote including any vote pursuant to this Paragraph 10.

     b.   Definitions.

          The following definitions apply:

          (i)  "CONTROL SHARES"

          As used in this Paragraph, "Control Shares" means shares that, except for this Paragraph, would have voting power with respect to shares of the Corporation that, when added to all other shares of the Corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the Corporation in the election of Directors in excess of ten percent (10%) of all voting power.

          (ii) "CONTROL-SHARE ACQUISITION"

          (a) As used in this Paragraph, "Control-Share Acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares.

          (b)  For purposes of this  Paragraph,  shares  acquired  within ninety
               (90) days or shares acquired pursuant to a plan to make a Control-Share Acquisition are considered to have been acquired in the same acquisition.

          (c) For purposes of this Paragraph, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Paragraph has voting

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               power only of shares in respect  of which  that  person  would be able to exercise or direct the exercise of votes without further instruction from others.

          (d) The Acquisition of any shares of the Corporation does not constitute a Control-Share Acquisition if the acquisition is consummated in any of the following circumstances:

               (i)  Pursuant to the laws of descent and distribution.

               (ii) Pursuant to the  satisfaction  of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article.

               (iii)Pursuant to a merger or  consolidation if the Corporation is a party to the agreement of merger or consolidation.

               (iv) Pursuant to any savings,  employee stock ownership, or other employee benefit plan of the Corporation or any of its subsidiaries or any fiduciary with respect to any such plan when acting in such fiduciary capacity.

          (e) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Paragraph by or from:

               (i)  Any  person  whose  voting   rights  had   previously   been
                    authorized by shareholders or Directors in compliance with this Paragraph; or

               (ii) Any  person  whose  previous  acquisition  of  shares of the
                    Corporation   would   have   constituted   a   Control-Share
                    Acquisition but for subsection (D).

                    does not constitute a Control-Share Acquisition, unless the acquisition entitles any person, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power of the Corporation in the election of Directors in excess of the range of the voting power otherwise authorized.

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               (iii) "INTERESTED SHARES"

                    As used in this Paragraph, "Interested Shares" means the shares of the Corporation in respect of which an acquiring person or member of a group with respect to a Control-Share Acquisition may exercise or direct the exercise of the voting power of the Corporation in the election of Directors.

     c. Notice of Control-Share Acquisition. Any person who proposes to make or has made a Control-Share Acquisition may at the person's election deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement must set forth all of the following:

               (i) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining Control Shares.

               (ii) A statement  that the  acquiring  person  statement is given pursuant to this Paragraph.

               (iii)The number of shares of the Corporation  owned,  directly or indirectly, by the acquiring person and each other member of the group.

               (iv) The  range of voting  power  under  which the  Control-Share
                    Acquisition falls or would, in consummated, fall.

               (v)  If the Control-Share Acquisition has not taken place:

                    (a) A description in reasonable detail of the terms of the proposed Control-Share Acquisition; and

                    (b) Representations of the acquiring person, together with a statement, in reasonable detail, of the facts upon which they are based, that the proposed Control-Share Acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed Control-Share Acquisition.

     d.   Shareholder Meeting to Determine Control-Shares Voting Rights.

               (i) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the Corporation's expenses of a special meeting, within ten (10) days thereafter, the Directors of the Corporation or others authorized to call such a meeting under the Corporation's By-Laws shall call a special meeting of shareholders of the Corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the Control-Share Acquisition.

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               (ii) Unless  the  acquiring  person  agrees in writing to another date, the special meeting of shareholders shall be held within fifty (50) days after receipt by the Corporation of the request.

               (iii)If the  acquiring  person so requests in writing at the time of delivery of the acquiring person statement, the special meeting must not be held sooner than thirty (30) days after receipt by the Corporation of the acquiring person statement.

               (iv) If no request is made,  the voting rights to be accorded the shares acquired in the Control-Share Acquisition shall be presented to the next special or annual meeting of the shareholders.

     e.   Notice of Shareholder Meeting.

               (i) If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the Corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

               (ii) Notice of the special meeting or annual shareholder  meeting at which the voting rights are to be considered must include or be accompanied by both of the following:

                    (a) A copy of the acquiring person statement delivered to the Corporation pursuant to this Paragraph.

                    (b)  A  statement   by  the  Board  of   Directors   of  the
                         Corporation, authorized by its Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control-Share Acquisition.

     f.   Resolution Granting Control-Shares Voting Rights.

               (i) Control Shares acquired in a Control-Share Acquisition have voting rights as were accorded the shares before the
                    Control-Share Acquisition only to the extent granted by resolution approved by a majority of the shares other than the Interested Shares or by the affirmative vote of seventy-five percent (75%) of the Corporation's Board of Directors excluding any Director who is proposing to make a Control-Share Acquisition or who is a member of a group making or proposing to make a Control-Share Acquisition.

               (ii) To be approved by the  shareholders  under this  subsection, the resolution must be approved by:

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                    (a)  Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series with the holders of the outstanding shares of a class or series being entitled to vote as a separate class; and

                    (b) Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all Interested Shares.

11. The business and affairs of the Corporation shall be managed by a Board of Directors of not less than five (5) nor more than twenty-five (25) persons, the exact number of which shall be fixed by the By-Laws. The By-Laws shall be adopted and may be amended by a vote of the holders of a majority of outstanding voting shares at the meeting of the shareholders, but the Bylaws may provide for amendment by the Board of Directors of any provision other than those relating to the duties, term of office or indemnification of Directors.

12. These amendments shall be effective as of the filing of this Amended and Restated Charter.

13. This restatement contains amendments requiring shareholder approval and these amendments were duly adopted by the sole shareholder by written consent on the 14th day of October, 2002.

Dated: October 14th, 2002.

                                CFB BANCSHARES, INC.


                                By:/s/ Billy Rice
                                   ---------------------------------------------
                                   Billy Rice
                                   Title:    President